UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 7, 2023

Tilray Brands, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38594	82-4310622
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)
265 Talbot Street West,
Leamington, ON		N8H 5L4
(Address of Principal Executive Offices,		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (844) 845-7291
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading	Name of each exchange on which registered
Symbol(s)
Class 2 Common Stock, $0.0001 par	TLRY
value per share		The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01          Other Events.

Approval of Settlement of Tilray Brands, Inc. Reorganization Litigation – Special Litigation Committee

In February and March 2020, Tilray Brands, Inc. ("Tilray" or "Company") stockholders filed a class action and derivative complaint in the Delaware Court of Chancery asserting claims in connection with the merger in 2019 of Privateer Holdings, Inc. with and into a wholly owned subsidiary of Tilray (the "Downstream Merger"). Those claims were later consolidated and an amended consolidated complaint filed on July 17, 2020 asserted claims against Brendan Kennedy, Christian Groh, Michael Blue, and Privateer Evolution, LLC for alleged breaches of fiduciary duty in their alleged capacities as Tilray’s controlling stockholders and against Kennedy, Michael Auerbach, and Maryscott Greenwood for alleged breaches of fiduciary duty as directors and/or officers of Tilray in connection with the Downstream Merger.

In July 2021, Tilray's Board of Directors established a Special Litigation Committee (the “SLC”) of independent directors to investigate the derivative claims. In July 2022, the SLC reached an agreement in principle with the Defendants and certain non-parties, and their respective insurers, to resolve the claims asserted in exchange for an aggregate amount of $26.9 million to be paid to Tilray plus mutual releases. The SLC subsequently reached a further agreement with an additional non-party and plaintiffs to settle the entire action for an aggregate amount equal to $39.9 million.

On December 20, 2022, the parties submitted to the Delaware Court of Chancery a Stipulation and Agreement of Compromise, Settlement, and Release ("Settlement Stipulation") which provided for, among other things, an aggregate cash amount of $39.9 million to be paid to Tilray and mutual releases.

The Settlement Stipulation was formally approved by the Delaware Court on March 7, 2023, and Tilray expects to receive the settlement proceeds within the following five (5) business days. Plaintiffs' counsel was awarded fees equal to $6.5 million.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits
Exhibit	Description
Number
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Tilray Brands, Inc.
Date: March 7, 2023
By: /s/ Mitchell Gendel
Name: Mitchell Gendel
Title: Global General Counsel